EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AFC Enterprises, Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-56444, 333-81404, 333-90706, and 333-98867) on Form S-8 of AFC Enterprises, Inc. (Company) of our report dated March 25, 2005, with respect to the consolidated balance sheets of AFC Enterprises, Inc. and subsidiaries as of December 26, 2004 and December 28, 2003, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 26, 2004, and our report dated April 25, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 26, 2004 and the effectiveness of internal control over financial reporting as of December 26, 2004 which reports appear in the December 26, 2004 annual report on Form 10-K/A of AFC Enterprises, Inc.

     Our report dated March 25, 2005 contains an explanatory paragraph that states that Effective December 31, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and Effective December 29, 2003 the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities.”

     Our report dated April 25, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 26, 2004, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 26, 2004 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state that (i) the Company’s procedures associated with accounting for accounts payable and accrued liabilities were not sufficient to ensure that vendor invoices received subsequent to period end were reflected in the proper accounting period in the Company’s reported financial information, and the Company’s procedures did not provide for timely communication between operational departments and the accounting department and timely processing of restaurant operational and capital invoices into the accounts payable system, and (ii) the Company’s procedures did not provide for effective oversight and review of the Company’s income tax accounting estimates.

/s/  KPMG LLP

Atlanta, Georgia
April 25, 2005